UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 21, 2017

ASIAN DEVELOPMENT FRONTIER INC.
(Exact name of registrant as specified in its charter)

Nevada	000-52010	N/A
(State or other jurisdiction of	(Commission File	(IRS Employer Identification No.)
incorporation)	Number)

65/10-12 Floor 1, Chamnan Phenjati Business Center
Building, Rama IX Rd, Huai Khwang, Bangkok Thailand	10310
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code 852-3106-3133

Chamnan Phenjati Business, Center Building, Rama IX Rd, Huai Khwang, Bangkok, Thailand
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[   ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)
[   ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))
[   ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 5.01 Changes in Control of Registrant

On September 21, 2017, Unifunds Limited, a Hong Kong corporation, acquired an aggregate of 55,000,000 issued and outstanding common shares of Asian Development Frontier Inc. (“we”, “us”, “our”, the “Company”). The shares were acquired in private transactions, in equal part from each Jin Han Alvin Lee, our former president, secretary, chief executive officer, chief financial officer, treasurer and director, and Kok Seong Lim, our former director. The purchase price, which was paid with personal funds of the purchaser, was $0.06218 per share or $3,420,000 in the aggregate.

The 55,000,000 common shares constitute approximately 57.7% of our issued and outstanding voting securities as at the date of this report. Shirley Van Kerkhove has sole voting and dispositive control over securities held by UniFunds Limited. There are no arrangements or understandings among UniFunds Limited, Jin Han Alvin Lee, or Kok Seong Lim or their respective associates with respect to the election of directors or other matters pertaining to the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASIAN DEVELOPMENT FRONTIER INC.

/s/ Prom Vuoch
Prom Vuoch
President and Director

Date	September 27, 2017